                                                                    EXHIBIT 99.1
                                    EASTERLY
                               INVESTOR RELATIONS                   NEWS RELEASE

                                   Client: Alamosa PCS Holdings, Inc.

                                   Contacts: Kendall Cowan, CFO
   FOR IMMEDIATE RELEASE                     Alamosa PCS
                                             806-722-1100
                                             kcowan@alamosapcs.com

                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             Easterly Investor Relations
                                             713-529-6600



                ALAMOSA PCS REPORTS STRONG SECOND QUARTER RESULTS

 Sequential Subscriber Base Grew 38 Percent; Subscriber Revenue Grew 51 Percent

JULY 27, 2000 - LUBBOCK, TEXAS - Alamosa PCS Holdings Inc. (NASDAQ: APCS), The 1999 Sprint PCS Affiliate of the Year, today reported strong sequential subscriber growth and service revenues for the second quarter ended June 30, 2000. Subscribers grew to 69,569 at the end of the second quarter, up 19,057 subscribers, or 38 percent, over subscribers at the end of the first quarter of 2000. Subscriber revenues for the second quarter were $10.7 million, up 51 percent over the first quarter of 2000.

     "We are pleased with our growth during the second quarter and first half of 2000," said David E. Sharbutt, Chairman and Chief Executive Officer. "Given the strong subscriber growth and additional capital from our recent public offerings, we have accelerated our build-out plans with a capital expenditure budget of over $150 million for 2000, culminating in the expected launch of our Wisconsin markets in the fourth quarter of this year. We presently have 225 sites and 4 switches in operation and expect to add at least 325 more sites and 3 more switches by the end of the year."

     On February 3, 2000, the Company completed its initial public offering of 12,321,100 shares of common stock, at $17 per share, raising net proceeds of $195 million, and concurrently issued Senior Discount Notes at 12 7/8%, raising net proceeds of $181 million. The Company simultaneously amended its credit agreement with Nortel Networks to increase its credit facility to $250 million before it prepaid $75 million, leaving borrowing capacity of $175 million. Part of these proceeds will be used for capital expenditures as Alamosa continues to build-out its network in Texas, New Mexico, Arizona, Colorado, California and Wisconsin, where it has approximately 8.4 million licensed pops under its agreement with Sprint PCS.

     Total revenue for the second quarter of 2000 was $17,233,000 including subscriber revenue of $10,733,000, roaming revenue of $4,311,000 and product sales of $2,189,000. Subscriber revenue represented a 51 percent increase over the first quarter of 2000, while roaming revenue grew 44 percent. Earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash compensation was negative ($7,332,000) for the second quarter of 2000. Excluding selling and marketing expense, pre-marketing EBITDA was a positive $1,923,000 for the quarter.

     Average monthly revenue per user (ARPU) was $83 for the quarter including roaming and $60 without roaming. Average minutes of use per month were 449 per average subscriber including roaming and 368 without roaming. Churn was approximately 2.8 percent, and total system minutes of use were approximately 81 million for the quarter, compared to 52 million for the previous quarter.

     For the six months ended June 30, 2000, Alamosa reported total revenue of $28,919,000, comprised of $17,830,000 of subscriber revenue, $7,316,000 of roaming revenue and $3,773,000 of product sales revenue. EBITDA excluding non-cash compensation for the six-month period was negative ($14,216,000).

     At the end of the quarter, Alamosa PCS had cash and short-term investments of approximately $263 million and committed but unused credit facilities of approximately $170 million. Capital expenditures for the second quarter were $53.3 million.

                                 [ALAMOSA LOGO]

     Alamosa PCS Holdings, Inc., The 1999 Sprint PCS Affiliate of the Year, is a Sprint PCS Network Partner providing Sprint PCS wireless personal communication services in the southwestern and midwestern United States. Alamosa PCS has the exclusive right to provide digital wireless personal communication services under the Sprint PCS brand throughout its designated territory primarily located in Texas, New Mexico, Arizona, Colorado and Wisconsin. With a territory that includes a licensed population of approximately 8.4 million residents, Alamosa PCS is one of the nation's largest Sprint PCS Network Partners based on the size of the population in its territory.

     Sprint PCS operates the largest 100 percent digital, 100 percent PCS nationwide wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities across the country. Sprint PCS has licensed PCS coverage of nearly 270 million people in all 50 states, Puerto Rico and the US Virgin Islands. For more information, visit the Sprint PCS web site at http://www.sprintpcs.com. Sprint PCS is a wholly-owned tracking group of Sprint Corporation trading on the NYSE under the symbol "PCS."

     Sprint is a global communications company at the forefront of integrating long-distance, local and wireless communications services, and a large carrier of Internet traffic. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. Sprint has $20 billion in annual revenues and serves more than 20 million business and residential customers.


Statements contained in this news release that are forward-looking statements, such as statements containing term such as can, may, will, expect, plan, and similar terms, are subject to various risks and uncertainties. Such forward looking statements are made pursuant to the "safe-harbor" provisions of the private Securities Litigation Reform Act of 1995 and are made based on managesment's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Alamosa's forward-looking statements, including the following factors: Alamosa's dependence on its affiliation with Sprint PCS; shifts in populations or network focus; changes or advances in technology; changes in Sprint's National service plans or fee structure with us; change in population; difficulties in network construction; increased competition in our markets; and adverse changes in financial position, condition or results of operations. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from Alamosa's forward-looking statements, please refer to Alamosa's filings with the Securities and Exchange Commission, especially in the "risk factors" sections of Alamosa's Prospectuses filed on February 4, 2000, its Form 10-K for the year ended December 31, 1999 and in subsequent filings with the Securities and Exchange Commission.


                              - Tables to Follow -

          ALAMOSA PCS HOLDINGS, INC. AND SUBSIDIARIES AND PREDECESSORS

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                       For the three months ended             For the six months ended
                                                                June 30                               June 30
                                                     -------------------------------       -------------------------------

                                                         2000               1999               2000               1999
                                                     ------------       ------------       ------------       ------------
Revenue:
    Service revenue                                  $ 15,044,154       $      1,504       $ 25,146,175       $      1,504
    Product sales                                       2,189,066             33,588          3,772,424             33,588
                                                     ------------       ------------       ------------       ------------

        Total revenue                                  17,233,220             35,092         28,918,599             35,092
                                                     ------------       ------------       ------------       ------------

Costs and expenses:
    Cost of service and operations                     10,856,488            668,319         18,125,782            668,319
      Cost of service and operations - related
        parties                                           192,217                 --            324,780                 --
    Cost of products sold                               2,063,279             32,458          3,674,997             32,458
    Selling and marketing                               9,237,252            866,066         17,339,722            866,066
      Selling and marketing - related parties             143,131             89,812            212,374             89,812
    General and administrative expenses
      (excluding non-cash compensation expense)         1,830,523            423,003          3,078,147          1,290,463

      Equity participation compensation expense           921,116          1,802,578          4,893,746          2,793,832

      General and administrative - related
        parties                                           241,913             27,515            379,053            135,340
    Depreciation and amortization                       2,490,990            118,432          4,747,937            127,056
                                                     ------------       ------------       ------------       ------------
        Total costs and expenses                       27,976,909          4,028,183         52,776,538          6,003,346
                                                     ------------       ------------       ------------       ------------

        Loss from operations                          (10,743,689)        (3,993,091)       (23,857,939)        (5,968,254)

Interest and other income                               4,407,978            103,803          6,722,463            341,071
Interest expense                                       (6,572,090)          (128,285)       (11,352,199)          (135,379)
                                                     ------------       ------------       ------------       ------------

        Net loss                                     $(12,907,801)      $ (4,017,573)      $(28,487,675)      $ (5,762,562)
                                                     ============       ============       ============       ============

        Net loss per common share, basic and
           diluted                                   $      (0.21)      $      (0.08)      $      (0.48)      $      (0.12)
                                                     ============       ============       ============       ============

        Weighted average common shares
           outstanding, basic and diluted              61,354,606         48,500,008         59,026,759         48,500,008
                                                     ============       ============       ============       ============

          ALAMOSA PCS HOLDINGS, INC. AND SUBSIDIARIES AND PREDECESSORS

                           CONSOLIDATED BALANCE SHEETS

                                                                          June 30,
                                                                            2000            December 31,
                                                                         (unaudited)            1999
                                                                        -------------       -------------
ASSETS

Current assets:
    Cash and cash equivalents                                           $ 241,038,281       $   5,655,711
    Short-term investments                                                 21,840,763                  --
    Accounts receivable, net of allowance for doubtful accounts             1,319,352           1,675,636
    Inventory                                                               2,151,772           5,777,375
    Prepaid expenses and other assets                                         551,071             882,516
                                                                        -------------       -------------

        Total current assets                                              266,901,239          13,991,238

Property and equipment, net                                               142,219,575          84,713,724
Debt issuance costs, net                                                   13,853,077           3,743,308
Restricted cash                                                                    --             518,017
Other noncurrent assets                                                       431,023           1,525,912
                                                                        -------------       -------------

        Total assets                                                    $ 423,404,914       $ 104,492,199
                                                                        =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable and accrued expenses                               $  36,853,543       $  15,203,103
    Accounts payable to related parties                                     1,834,723           1,182,225
    Current installments of capital leases                                     22,932              21,818
    Bank line of credit                                                            --             363,665
    Microwave relocation obligations                                          527,715           3,578,155
                                                                        -------------       -------------

        Total current liabilities                                          39,238,913          20,348,966

Long-term debt                                                            201,098,342          71,876,379
Capital lease obligations, noncurrent                                         815,272             827,024
                                                                        -------------       -------------

        Total liabilities                                                 241,152,527          93,052,369
                                                                        -------------       -------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $.01 par value; 10,000,000 shares authorized;
      no shares issued                                                             --                  --
    Common stock, $.01 par value; 290,000,000 shares authorized,
      61,354,606 and 48,500,008 issued and outstanding at
      June 30, 2000 and December 31, 1999, respectively                       613,546             485,000
    Additional paid-in capital                                            245,949,316          50,824,876
    Accumulated deficit                                                   (62,247,356)        (33,759,681)
    Unearned compensation                                                  (2,063,119)         (6,110,365)
                                                                        -------------       -------------

        Total stockholders' equity                                        182,252,387          11,439,830
                                                                        -------------       -------------

        Total liabilities and stockholders' equity                      $ 423,404,914       $ 104,492,199
                                                                        =============       =============


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